Exhibit 5.1

February 7, 2014

CopyTele, Inc.

900 Walt Whitman Road

Melville, NY 11747

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for CopyTele, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time, on a continuous or delayed basis, of 27,748,415 shares (the “Shares”) of common stock, $0.01 par value per share, consisting of 18,498,943 Shares that are issuable upon conversion of a certain debenture dated as of November 11, 2013 (the “Debenture”) and 9,249,472 Shares that are issuable upon exercise of a certain common stock purchase warrant dated as of November 11, 2013 (the “Warrant”), in each case owned by the selling security holder identified in the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company to effect the registration of the Shares under the Securities Act of 1933 (the “Securities Act”) and to which this opinion has been filed as an exhibit.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued upon conversion of the Debenture and exercise of the Warrant pursuant to the terms and conditions of the Debenture and the Warrant, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP